Exhibit 99.1

News Release

ACCO BRANDS REPORTS SECOND QUARTER 2023 RESULTS; MAINTAINS FULL YEAR ADJUSTED EPS AND RAISES FREE CASH FLOW GUIDANCE

•
Reported net sales of $494 million, with gross margin expanding 450 basis points
•
Operating income of $55 million, flat to prior year; adjusted operating income of $66 million grew 14% year over year
•
EPS of $0.27; adjusted EPS of $0.38, above Company's outlook
•
Net operating cash outflow improved $59 million year to date driven by improved working capital management
•
Maintains full year 2023 adjusted EPS outlook of $1.08 to $1.12
•
Raises full year 2023 free cash flow outlook to at least $110 million
•
Lowered end of year consolidated leverage ratio outlook

LAKE ZURICH, ILLINOIS, August 8, 2023 - ACCO Brands Corporation (NYSE: ACCO) today announced its second quarter and first six-month results for the period ended June 30, 2023.

"Our top priority entering 2023 was to restore our margin profile, and I'm pleased to report that we have made great progress on that front in the first half. Second quarter and year-to-date gross margin expanded 450 and 360 basis points, respectively, due to greater traction from our pricing, productivity and restructuring initiatives. This has yielded much better than expected adjusted EPS. The higher operating profits experienced through the first six months give us confidence in our full year 2023 outlook for adjusted EPS and free cash flow. While we are pleased with the strong start of the year, we are more cautious on the second half demand environment. With improved working capital management, we are well positioned to end the year with a lower leverage ratio than previously expected. We remain committed to supporting our quarterly dividend and reducing debt with our strong cash flow" said Boris Elisman, Chairman and Chief Executive Officer of ACCO Brands.

"Our results reflect the resilience of our brands and the transformative actions undertaken to expand our product categories, broaden our geographic reach, bring innovative new consumer-centric products to market and streamline our cost structure. We remain confident that our strategy has us positioned to deliver sustainable organic growth as global economies improve," concluded Mr. Elisman.

Second Quarter Results

Net sales declined 5.3 percent to $493.6 million from $521.0 million in 2022. Adverse foreign exchange reduced sales by $0.8 million, or 0.2 percent. Comparable sales fell 5.1 percent. Both reported and comparable sales declines were due to reduced volume, reflecting a more challenging macroeconomic environment, especially in our EMEA segment, and weaker global sales of computer accessories.

Operating income was $55.2 million versus $55.4 million in 2022. In 2022, operating income benefitted from income related to a change in the value of the PowerA contingent earnout of $9.4 million, partially offset by $1.9 million in restructuring charges. Adjusted operating income increased 14 percent to $66.2 million from $58.1 million in the prior year. This increase reflects improved gross margin from the effect of cumulative global pricing and cost reduction actions, partially offset by negative fixed cost leverage and higher SG&A expense primarily due to an increase in incentive compensation.

The Company reported net income of $26.4 million, or $0.27 per share, compared with prior year net income of $39.4 million, or $0.40 per share. Reported net income in 2023 reflects higher interest, tax and non-operating pension expenses. Reported net income in 2022 benefited from the items noted above in operating income. Adjusted net income was $36.5 million, or $0.38 per share, compared with $36.0 million, or $0.37 per share in 2022. Adjusted net income reflects the increase in adjusted operating income, partially offset by higher interest and non-operating pension expenses.

Business Segment Results

ACCO Brands North America – Second quarter segment net sales of $292.6 million decreased 4.6 percent versus the prior year. Adverse foreign exchange reduced sales by 0.5 percent. Comparable sales of $294.2 million were down 4.1 percent. Both decreases reflect softer demand from business and retail customers due to a weaker macroeconomic environment and lower volumes for computer accessories. These factors more than offset stronger pricing, and volume growth in gaming accessories. Timing for some back-to-school sales was earlier than anticipated.

Second quarter operating income in North America was $55.1 million versus $50.7 million a year earlier, and adjusted operating income was $60.7 million compared to $57.2 million a year ago. Both increases reflect the benefit of pricing and cost actions and favorable mix, which more than offset the impact of lower sales and negative fixed cost leverage.

ACCO Brands EMEA - Second quarter segment net sales of $125.7 million decreased 8.8 percent versus the prior year. Favorable foreign exchange increased sales by 0.3 percent. Comparable sales of $125.3 million decreased 9.1 percent versus the prior-year period. Both reported and comparable sales declines reflect reduced demand due to a weaker environment in the region and lower volumes for technology accessories. This more than offset the effect of cumulative pricing actions.

Second quarter operating income in EMEA was $5.7 million versus a loss of $1.5 million a year earlier, and adjusted operating income was $9.5 million compared to $2.1 million a year ago. The increases in both reported operating income and adjusted operating income reflect improved gross margins from the cumulative effect of price increases and cost savings actions more than offsetting negative fixed cost leverage.

ACCO Brands International - Second quarter segment sales of $75.3 million decreased 1.6 percent versus the prior year. Favorable foreign exchange increased sales by 0.7 percent. Comparable sales of $74.8 million decreased 2.3 percent versus the year-ago period. Both sales decreases reflect lower volumes due to weaker economies in Asia and Australia, mostly offset by growth in Latin America.

Second quarter operating income in the International segment was $6.7 million versus $6.3 million a year earlier, with the increase due to lower restructuring expense. Adjusted operating income was $8.3 million compared to $8.6 million a year ago.

Six Month Results

Net sales decreased 6.9 percent to $896.2 million from $962.6 million in 2022. Adverse foreign exchange reduced sales by $11.4 million, or 1.2 percent. Comparable sales decreased 5.7 percent. Both reported and comparable sales declines reflect lower volume, especially in EMEA and North America due to the challenging macroeconomic environment, lower sales of technology accessories, and the timing of back-to-school shipments and lower channel inventory compared to a year ago. These more than offset the benefit of price increases across all segments, and volume growth in Latin America.

Operating income of $65.3 million compares to operating income of $62.2 million in 2022, which included a benefit of $6.8 million related to a change in the value of the PowerA contingent earnout. Adjusted operating income of $90.5 million increased from $80.7 million last year. Both reported and adjusted operating income increases reflect the benefit of global price increases and cost reduction initiatives, partially offset by higher SG&A expense primarily due to increased incentive compensation.

Net income was $22.7 million, or $0.23 per share, compared with net income of $36.7 million, or $0.37 per share, in 2022. Reported net income in 2023 reflects higher interest, tax and non-operating pension expenses. Reported net income in 2022 benefitted from the items noted above in operating income. Adjusted net income was $45.0 million, compared with $46.4 million in 2022, and adjusted earnings per share were $0.47 for both year periods. Adjusted net income reflects the increase in adjusted operating income offset by higher interest and non-operating pension expenses.

Capital Allocation and Dividend

Year to date, the Company improved its operating cash outflow by $58.6 million to $39.3 million versus $97.9 million in the prior year, driven primarily by improved working capital management. Adjusted free cash flow improved by $50.1 million and was an outflow of $45.4 million versus an outflow of $95.5 million a year earlier. Adjusted free cash flow in 2022 excludes the contingent earnout payment.

On August 1, 2023, ACCO Brands announced that its board of directors declared a regular quarterly cash dividend of $0.075 per share. The dividend will be paid on September 12, 2023, to stockholders of record at the close of business on August 22, 2023.

Full Year 2023 and Third Quarter Outlook

The Company is updating its full year 2023 outlook and providing a 3Q outlook. For the full year, reported sales are expected to be down 1 percent to 3 percent, including a 1.5 percent positive impact from foreign exchange. The Company is also maintaining its full year adjusted EPS outlook to be in the range of $1.08 to $1.12. Mid-teen growth in adjusted operating income is expected to be partially offset by higher interest and non-cash non-operating pension expenses. The Company is raising its 2023 free cash flow outlook to at least $110 million and expects to end the year with a consolidated leverage ratio of 3.3x to 3.5x, lower than previously expected.

In the third quarter, reported sales are expected to be flat to down 3 percent, which includes approximately a 4 percent positive impact from foreign exchange. Adjusted EPS is expected to be in the range of $0.21 to $0.24, which compares to $0.25 of adjusted EPS in the prior-year third quarter.

Webcast

At 8:30 a.m. ET on August 9, 2023, ACCO Brands Corporation will host a conference call to discuss the Company's second quarter 2023 results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay following the event.

About ACCO Brands Corporation

ACCO Brands, the Home of Great Brands Built by Great People, designs, manufactures and markets consumer and end-user products that help people work, learn, play and thrive. Our widely recognized brands include AT-A-GLANCE®, Five Star®, Kensington®, Leitz®, Mead®, PowerA®, Swingline®, Tilibra® and many others. More information about ACCO Brands Corporation (NYSE: ACCO) can be found at www.accobrands.com.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with generally accepted accounting principles (GAAP), we have provided certain non-GAAP financial information in this earnings release to aid investors in understanding the Company's performance. Each non-GAAP financial measure is defined and reconciled to its most directly comparable GAAP financial measure in the "About Non-GAAP Financial Measures" section of this earnings release.

Forward-Looking Statements

Statements contained herein, other than statements of historical fact, particularly those anticipating future financial performance, business prospects, growth, strategies, business operations and similar matters, results of operations, liquidity and financial condition, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of management based on information available to us at the time such statements are made. These statements, which are generally identifiable by the use of the words “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “forecast,” “project,” “plan,” and similar expressions, are subject to certain risks and uncertainties, are made as of the date hereof, and we undertake no duty or obligation to update them. Because actual results may differ materially from those suggested or implied by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company’s securities.

Our outlook is based on certain assumptions, which we believe to be reasonable under the circumstances. These include, without limitation, assumptions regarding the impact of the war in Ukraine; the impact of inflation and global economic uncertainties, fluctuations in foreign currency exchange rates and acquisitions; and the other factors described below.

Among the factors that could cause our actual results to differ materially from our forward-looking statements are: our ability to successfully execute our restructuring plans and realize the benefits of our productivity initiatives; our ability to obtain additional price increases and realize longer-term cost reductions; the ongoing impact of the COVID-19 pandemic; a relatively limited number of large customers account for a significant percentage of our sales; issues that influence customer and consumer discretionary spending during periods of economic uncertainty or weakness; risks associated with foreign currency exchange rate fluctuations; challenges related to the highly competitive business environment in which we operate; our ability to develop and market innovative products that meet consumer demands and to expand into new and adjacent product categories that are experiencing higher growth rates; our ability to successfully expand our business in emerging markets and the exposure to greater financial, operational, regulatory, compliance and other risks in such markets; the continued decline in the use of certain of our products; risks associated with seasonality; the sufficiency of investment returns on pension assets, risks related to actuarial assumptions, changes in government regulations and changes in the unfunded liabilities of a multi-employer pension plan; any impairment of our intangible assets; our ability to secure, protect and maintain our intellectual property rights, and our ability to license rights from major gaming console makers and video game publishers to support our gaming accessories business; continued disruptions in the global supply chain; risks associated with inflation and other changes in the cost or availability of raw materials, transportation, labor, and other necessary supplies and services and the cost of finished goods; risks associated with outsourcing production of certain of our products, information technology systems and other administrative functions; the failure, inadequacy or interruption of our information technology systems or its supporting infrastructure; risks associated with a cybersecurity incident or information security breach, including that related to a disclosure of personally identifiable information; our ability to grow profitably through acquisitions; our ability to successfully integrate acquisitions and achieve the financial and other results anticipated at the time of acquisition, including planned synergies; risks associated with our indebtedness, including limitations imposed by restrictive covenants, our debt service obligations, and our ability to comply with financial ratios and tests; a change in or discontinuance of our stock repurchase program or the payment of dividends; product liability claims, recalls or regulatory actions; the impact of litigation or other legal proceedings; our failure to comply with applicable laws, rules and regulations and self-regulatory requirements, the costs of compliance and the impact of changes in such laws; our ability to attract and retain qualified personnel; the volatility of our stock price; risks associated with circumstances outside our control, including those caused by public health crises, such as the occurrence of contagious diseases, severe weather events, war, terrorism and other geopolitical incidents; and other risks and uncertainties described in “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and in other reports we file with the Securities and Exchange Commission.

For further information:

Christopher McGinnis	Lori Conley
Investor Relations	Media Relations
(847) 796-4320	(937) 495-4949

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
(in millions)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$82.4	$62.2
Accounts receivable, net	426.1	384.1
Inventories	398.0	395.2
Other current assets	47.6	40.8
Total current assets	954.1	882.3
Total property, plant and equipment	594.7	589.2
Less: accumulated depreciation	(417.3)	(404.1)
Property, plant and equipment, net	177.4	185.1
Right of use asset, leases	85.7	88.8
Deferred income taxes	97.7	99.7
Goodwill	662.0	671.5
Identifiable intangibles, net	833.2	847.0
Other non-current assets	15.7	20.3
Total assets	$2,825.8	$2,794.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable	$7.9	$10.3
Current portion of long-term debt	53.9	49.7
Accounts payable	194.6	239.5
Accrued compensation	41.3	38.3
Accrued customer program liabilities	100.0	103.3
Lease liabilities	20.4	21.2
Other current liabilities	115.9	126.7
Total current liabilities	534.0	589.0
Long-term debt, net	1,015.8	936.5
Long-term lease liabilities	72.3	75.2
Deferred income taxes	142.7	144.1
Pension and post-retirement benefit obligations	149.4	155.5
Other non-current liabilities	81.2	84.3
Total liabilities	1,995.4	1,984.6
Stockholders' equity:
Common stock	1.0	1.0
Treasury stock	(45.0)	(43.4)
Paid-in capital	1,906.8	1,897.2
Accumulated other comprehensive loss	(535.7)	(540.3)
Accumulated deficit	(496.7)	(504.4)
Total stockholders' equity	830.4	810.1
Total liabilities and stockholders' equity	$2,825.8	$2,794.7

ACCO Brands Corporation and Subsidiaries

Consolidated Statements of Income (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	% Change	2023	2022	% Change
Net sales	$493.6	$521.0	(5.3)%	$896.2	$962.6	(6.9)%
Cost of products sold	329.4	371.0	(11.2)%	612.7	693.0	(11.6)%
Gross profit	164.2	150.0	9.5%	283.5	269.6	5.2%
Operating costs and expenses:
Selling, general and administrative expenses	98.0	91.6	7.0%	193.0	190.4	1.4%
Amortization of intangibles	11.0	10.5	4.8%	21.9	21.6	1.4%
Restructuring charges	—	1.9	(100.0)%	3.3	2.2	50.0%
Change in fair value of contingent consideration	—	(9.4)	NM	—	(6.8)	NM
Total operating costs and expenses	109.0	94.6	15.2%	218.2	207.4	5.2%
Operating income	55.2	55.4	(0.4)%	65.3	62.2	5.0%
Non-operating expense (income):
Interest expense	15.5	10.8	43.5%	29.4	20.5	43.4%
Interest income	(2.2)	(2.2)	— %	(4.6)	(3.6)	(27.8)%
Non-operating pension expense (income)	0.2	(1.3)	NM	0.3	(2.7)	NM
Other (income) expense, net	(0.3)	(3.7)	91.9%	1.5	(2.8)	NM
Income before income tax	42.0	51.8	(18.9)%	38.7	50.8	(23.8)%
Income tax expense	15.6	12.4	25.8%	16.0	14.1	13.5%
Net income	$26.4	$39.4	(33.0)%	$22.7	$36.7	(38.1)%

Per share:
Basic income per share	$0.28	$0.41	(31.7)%	$0.24	$0.38	(36.8)%
Diluted income per share	$0.27	$0.40	(32.5)%	$0.23	$0.37	(37.8)%

Weighted average number of shares outstanding:
Basic	95.4	96.2		95.1	96.2
Diluted	96.3	97.4		96.7	98.0

Cash dividends declared per common share	$0.075	$0.075		$0.150	$0.150

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022		2023	2022
Gross profit (Net sales, less Cost of products sold)	33.3%	28.8%		31.6%	28.0%
Selling, general and administrative expenses	19.9%	17.6%		21.5%	19.8%
Operating income	11.2%	10.6%		7.3%	6.5%
Income before income tax	8.5%	9.9%		4.3%	5.3%
Net income	5.3%	7.6%		2.5%	3.8%
Income tax rate	37.1%	23.9%		41.3%	27.8%

ACCO Brands Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in millions)	2023	2022
Operating activities
Net income	$22.7	$36.7
Payments of contingent consideration	—	(9.2)
Loss on disposal of assets	1.2	(0.2)
Change in fair value of contingent liability	—	(6.8)
Depreciation	17.3	19.6
Amortization of debt issuance costs	1.5	1.4
Amortization of intangibles	21.9	21.6
Stock-based compensation	8.9	7.2
Changes in operating assets and liabilities:
Accounts receivable	(33.4)	(12.4)
Inventories	10.1	(51.4)
Other assets	(9.0)	(18.7)
Accounts payable	(55.1)	(47.2)
Accrued expenses and other liabilities	(19.1)	(34.8)
Accrued income taxes	(6.3)	(3.7)
Net cash used by operating activities	(39.3)	(97.9)
Investing activities
Additions to property, plant and equipment	(6.1)	(7.0)
Proceeds from the disposition of assets	—	0.2
Net cash used by investing activities	(6.1)	(6.8)
Financing activities
Proceeds from long-term borrowings	107.9	218.0
Repayments of long-term debt	(28.2)	(25.6)
Repayments of notes payable, net	(2.4)	11.3
Dividends paid	(14.2)	(14.4)
Payments of contingent consideration	—	(17.8)
Repurchases of common stock	—	(19.4)
Payments related to tax withholding for stock-based compensation	(1.7)	(2.5)
Proceeds from the exercise of stock options	—	4.3
Net cash provided by financing activities	61.4	153.9
Effect of foreign exchange rate changes on cash and cash equivalents	4.2	1.3
Net increase in cash and cash equivalents	20.2	50.5
Cash and cash equivalents
Beginning of the period	62.2	41.2
End of the period	$82.4	$91.7

About Non-GAAP Financial Measures

We explain below how we calculate each of our non-GAAP financial measures. This is followed by a reconciliation of our current period and historical non-GAAP financial measures to the most directly comparable GAAP financial measures.

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, transaction and integration expenses associated with material acquisitions, the impact of foreign currency exchange rate fluctuations and acquisitions, unusual tax items, goodwill impairment charges, and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

Our non-GAAP financial measures include the following:

Comparable Sales: Represents net sales excluding the impact of material acquisitions, if any, with current-period foreign operation sales translated at prior-year currency rates. We believe comparable sales are useful to investors and management because they reflect underlying sales and sales trends without the effect of material acquisitions and fluctuations in foreign exchange rates and facilitate meaningful period-to-period comparisons. We sometimes refer to comparable sales as comparable net sales.

Adjusted Selling, General and Administrative (SG&A) Expenses: Represents selling, general and administrative expenses excluding transaction and integration expenses related to material acquisitions. We believe adjusted SG&A expenses are useful to investors and management because they reflect underlying SG&A expenses without the effect of expenses related to acquiring and integrating acquisitions that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons.

Adjusted Operating Income/Adjusted Income Before Taxes/Adjusted Net Income/Adjusted Net Income Per Diluted Share: Represents operating income, income before taxes, net income, and net income per diluted share excluding restructuring and goodwill impairment charges, the amortization of intangibles, the amortization of the step-up in value of inventory, the change in fair value of contingent consideration, transaction and integration expenses associated with material acquisitions, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment, and other non-recurring items as well as all unusual and discrete income tax adjustments, including income tax related to the foregoing. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income and adjusted net income per diluted share, which is derived from adjusted net income. We sometimes refer to adjusted net income per diluted share as adjusted earnings per share or adjusted EPS.

Adjusted Income Tax Expense/Rate: Represents income tax expense/rate excluding the tax effect of the items that have been excluded from adjusted income before taxes, unusual income tax items such as the impact of tax audits and changes in laws, significant reserves for cash repatriation, excess tax benefits/losses, and other discrete tax items. We believe our adjusted income tax expense/rate is useful to investors because it reflects our baseline income tax expense/rate before benefits/losses and other discrete items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Adjusted EBITDA: Represents net income excluding the effects of depreciation, stock-based compensation expense, amortization of intangibles, the change in fair value of contingent consideration, interest expense, net, other (income) expense, net, and income tax expense, the amortization of the step-up in value of inventory, transaction and integration expenses associated with material acquisitions, restructuring and goodwill impairment charges, non-recurring items in interest expense or other income/expense such as expenses associated with debt refinancing, a bond redemption, or a pension curtailment and other non-recurring items. We believe adjusted EBITDA is useful to investors because it reflects our underlying cash profitability and adjusts for certain non-cash charges, and items that we consider to be outside our core operations and facilitates meaningful period-to-period comparisons.

Free Cash Flow/Adjusted Free Cash Flow: Free cash flow represents cash flow from operating activities less cash used for additions to property, plant and equipment. Adjusted free cash flow represents free cash flow, less cash payments made for contingent earnouts, plus cash proceeds from the disposition of assets. We believe free cash flow and adjusted free cash flow are useful to investors because they measure our available cash flow for paying dividends, funding strategic material acquisitions, reducing debt, and repurchasing shares.

Consolidated Leverage Ratio: Represents balance sheet debt, plus debt origination costs and less any cash and cash equivalents divided by adjusted EBITDA. We believe that consolidated leverage ratio is useful to investors since the company has the ability to, and may decide to use, a portion of its cash and cash equivalents to retire debt.

We also provide forward-looking non-GAAP comparable sales, adjusted earnings per share, free cash flow, adjusted free cash flow, adjusted EBITDA, and adjusted tax rate, and historical and forward-looking consolidated leverage ratio. We do not provide a reconciliation of these forward-looking and historical non-GAAP measures to GAAP because the GAAP financial measure is not currently available and management cannot reliably predict all the necessary components of such non-GAAP measures without unreasonable effort or expense due to the inherent difficulty of forecasting and quantifying certain amounts that are necessary for such a reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, the variability of our tax rate and the impact of foreign currency fluctuation and material acquisitions, and other charges reflected in our historical results. The probable significance of each of these items is high and, based on historical experience, could be material.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the three months ended June 30, 2023 and 2022.

		Three Months Ended June 30, 2023
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net Income	% of Sales

Reported GAAP		$55.2	11.2%	$42.0	8.5%	$15.6	37.1%	$26.4	5.3%
Reported GAAP diluted income per share (EPS)								$0.27
Amortization of intangibles		11.0		11.0		2.9		8.1
Other discrete tax items	(A)	—		—		(2.0)		2.0
Adjusted Non-GAAP		$66.2	13.4%	$53.0	10.7%	$16.5	31.1%	$36.5	7.4%
Adjusted net income per diluted share (Adjusted EPS)								$0.38

		Three Months Ended June 30, 2022
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net Income	% of Sales

Reported GAAP		$91.6	17.6%	$55.4	10.6%	$51.8	9.9%	$12.4	23.9%	$39.4	7.6%
Reported GAAP diluted income per share (EPS)										$0.40
Release of charge for Russia business		0.3		(0.3)		(0.3)		(0.1)		(0.2)
Restructuring charges		—		1.9		1.9		0.4		1.5
Amortization of intangibles		—		10.5		10.5		2.7		7.8
Change in fair value of contingent consideration	(C)	—		(9.4)		(9.4)		(2.4)		(7.0)
Operating tax gains	(D)	—		—		(3.8)		(1.3)		(2.5)
Other discrete tax items	(A)	—		—		—		3.0		(3.0)
Adjusted Non-GAAP		$91.9	17.6%	$58.1	11.2%	$50.7	9.7%	$14.7	29.0%	$36.0	6.9%
Adjusted net income per diluted share (Adjusted EPS)										$0.37

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of GAAP to Adjusted Non-GAAP Information (Unaudited)

(In millions, except per share data)

The following tables set forth a reconciliation of certain Consolidated Statements of Income information reported in accordance with GAAP to Adjusted Non-GAAP Information for the six months ended June 30, 2023 and 2022

		Six Months Ended June 30, 2023
		Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net Income	% of Sales

Reported GAAP		$65.3	7.3%	$38.7	4.3%	$16.0	41.3%	$22.7	2.5%
Reported GAAP diluted income per share (EPS)								$0.23
Restructuring charges		3.3		3.3		0.9		2.4
Amortization of intangibles		21.9		21.9		5.8		16.1
Other asset write-off	(B)	—		1.1		0.3		0.8
Other discrete tax items	(A)	—		—		(3.0)		3.0
Adjusted Non-GAAP		$90.5	10.1%	$65.0	7.3%	$20.0	30.8%	$45.0	5.0%
Adjusted net income per diluted share (Adjusted EPS)								$0.47

		Six Months Ended June 30, 2022
		SG&A	% of Sales	Operating Income	% of Sales	Income before Tax	% of Sales	Income Tax Expense (I)	Tax Rate	Net Income	% of Sales

Reported GAAP		$190.4	19.8%	$62.2	6.5%	$50.8	5.3%	$14.1	27.8%	$36.7	3.8%
Reported GAAP diluted income per share (EPS)										$0.37
Charge for Russia business		(1.5)		1.5		1.5		0.3		1.2
Restructuring charges		—		2.2		2.2		0.5		1.7
Amortization of intangibles		—		21.6		21.6		5.7		15.9
Change in fair value of contingent consideration	(C)	—		(6.8)		(6.8)		(1.7)		(5.1)
Operating tax gains	(D)	—		—		(3.9)		(1.3)		(2.6)
Other discrete tax items	(A)	—		—		—		1.4		(1.4)
Adjusted Non-GAAP		$188.9	19.6%	$80.7	8.4%	$65.4	6.8%	$19.0	29.0%	$46.4	4.8%
Adjusted net income per diluted share (Adjusted EPS)										$0.47

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(In millions)

The following table sets forth a reconciliation of net income reported in accordance with GAAP to Adjusted EBITDA.

		Three months ended June 30,			Six months ended June 30,
		2023	2022	% Change	2023	2022	% Change
Net income		$26.4	$39.4	(33.0)%	$22.7	$36.7	(38.1)%
Stock-based compensation		3.3	2.3	43.5%	8.9	7.2	23.6%
Depreciation		8.3	9.7	(14.4)%	17.3	19.6	(11.7)%
(Release) charge for Russia business		—	(0.3)	100.0%	—	1.5	(100.0)%
Amortization of intangibles		11.0	10.5	4.8%	21.9	21.6	1.4%
Restructuring charges		—	1.9	(100.0)%	3.3	2.2	50.0%
Change in fair value of contingent consideration	(C)	—	(9.4)	100.0%	—	(6.8)	100.0%
Interest expense, net		13.3	8.6	54.7%	24.8	16.9	46.7%
Other (income) expense, net		(0.3)	(3.7)	91.9%	1.5	(2.8)	NM
Income tax expense		15.6	12.4	25.8%	16.0	14.1	13.5%
Adjusted EBITDA (non-GAAP)		$77.6	$71.4	8.7%	$116.4	$110.2	5.6%
Adjusted EBITDA as a % of Net Sales		15.7%	13.7%		13.0%	11.4%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

Reconciliation of Net Cash (Used) Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

(In millions)

The following table sets forth a reconciliation of net cash (used) provided by operating activities reported in accordance with GAAP to Adjusted Free Cash Flow.

	Three months ended June 30, 2023	Three months ended June 30, 2022	For the six months ended June 30, 2023	For the six months ended June 30, 2022
Net cash (used) provided by operating activities	$(16.1)	$6.3	$(39.3)	$(97.9)
Net (used) provided by:
Additions to property, plant and equipment	(4.1)	(3.6)	(6.1)	(7.0)
Proceeds from the disposition of assets	—	0.2	—	0.2
Payments of contingent consideration	—	9.2	—	9.2
Adjusted Free Cash Flow (non-GAAP)	$(20.2)	$12.1	$(45.4)	$(95.5)

Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Income to Adjusted EBITDA (Unaudited)

A.
The adjustments to income tax expense include the effects of other adjustments and discrete tax items.
B.
Represents the write off of assets related to a capital project.
C.
Represents the change in fair value of the contingent consideration for the PowerA acquisition, which is included as expense/income in the consolidated statements of income.
D.
Represents gains related to the release of reserves for certain operating taxes.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2023					2022					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss)	Margin	Net Sales	(Loss)	Items	(Loss)	Margin	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands North America	$176.7	$5.2	$5.7	$10.9	6.2%	$208.5	$13.9	$5.9	$19.8	9.5%	$(31.8)	(15.3)%	$(8.9)	(44.9)%	(330)
ACCO Brands EMEA	135.8	7.8	5.8	13.6	10.0%	156.1	5.6	3.5	9.1	5.8%	(20.3)	(13.0)%	4.5	49.5%	420
ACCO Brands International	90.1	9.0	2.7	11.7	13.0%	77.0	4.2	2.0	6.2	8.1%	13.1	17.0%	5.5	88.7%	490
Corporate	—	(11.9)	—	(11.9)		—	(16.9)	4.4	(12.5)		—		0.6
Total	$402.6	$10.1	$14.2	$24.3	6.0%	$441.6	$6.8	$15.8	$22.6	5.1%	$(39.0)	(8.8)%	$1.7	7.5%	90

Q2:
ACCO Brands North America	$292.6	$55.1	$5.6	$60.7	20.7%	$306.6	$50.7	$6.5	$57.2	18.7%	$(14.0)	(4.6)%	$3.5	6.1%	200
ACCO Brands EMEA	125.7	5.7	3.8	9.5	7.6%	137.9	(1.5)	3.6	2.1	1.5%	(12.2)	(8.8)%	7.4	NM	610
ACCO Brands International	75.3	6.7	1.6	8.3	11.0%	76.5	6.3	2.3	8.6	11.2%	(1.2)	(1.6)%	(0.3)	(3.5)%	(20)
Corporate	—	(12.3)	—	(12.3)		—	(0.1)	(9.7)	(9.8)		—		(2.5)
Total	$493.6	$55.2	$11.0	$66.2	13.4%	$521.0	$55.4	$2.7	$58.1	11.2%	$(27.4)	(5.3)%	$8.1	13.9%	220

Q3:
ACCO Brands North America						$257.2	$(78.4)	$104.2	$25.8	10.0%
ACCO Brands EMEA						130.3	4.9	2.5	7.4	5.7%
ACCO Brands International						98.1	17.3	1.9	19.2	19.6%
Corporate						—	(6.8)	(2.8)	(9.6)
Total						$485.6	$(63.0)	$105.8	$42.8	8.8%

Q4:
ACCO Brands North America						$225.7	$8.9	$9.8	$18.7	8.3%
ACCO Brands EMEA						156.0	12.7	5.7	18.4	11.8%
ACCO Brands International						117.7	22.7	1.6	24.3	20.6%
Corporate						—	(8.7)	(0.4)	(9.1)
Total						$499.4	$35.6	$16.7	$52.3	10.5%

YTD:
ACCO Brands North America	$469.3	$60.3	$11.3	$71.6	15.3%	$998.0	$(4.9)	$126.4	$121.5	12.2%
ACCO Brands EMEA	261.5	13.5	9.6	23.1	8.8%	580.3	21.7	15.3	37.0	6.4%
ACCO Brands International	165.4	15.7	4.3	20.0	12.1%	369.3	50.5	7.8	58.3	15.8%
Corporate	—	(24.2)	—	(24.2)		—	(32.5)	(8.5)	(41.0)
Total	$896.2	$65.3	$25.2	$90.5	10.1%	$1,947.6	$34.8	$141.0	$175.8	9.0%

See "Notes to Reconciliations of GAAP to Adjusted Non-GAAP Information and Net Loss to Adjusted EBITDA (Unaudited)" for further information regarding adjusted items.

ACCO Brands Corporation and Subsidiaries

Supplemental Net Sales Change Analysis (Unaudited)

	% Change - Net Sales			$ Change - Net Sales (in millions)
	GAAP	Non-GAAP		GAAP	Non-GAAP
			Comparable			Comparable
	Net Sales	Currency	Net Sales	Net Sales	Currency	Net Sales	Comparable
	Change	Translation	Change (A)	Change	Translation	Change (A)	Net Sales
Q1 2023:
ACCO Brands North America	(15.3)%	(0.7)%	(14.6)%	$(31.8)	$(1.5)	$(30.3)	$178.2
ACCO Brands EMEA	(13.0)%	(5.7)%	(7.3)%	(20.3)	(9.0)	(11.3)	144.8
ACCO Brands International	17.0%	(0.2)%	17.2%	13.1	(0.2)	13.3	90.3
Total	(8.8)%	(2.4)%	(6.4)%	$(39.0)	$(10.6)	$(28.4)	$413.2

Q2 2023:
ACCO Brands North America	(4.6)%	(0.5)%	(4.1)%	$(14.0)	$(1.6)	$(12.4)	$294.2
ACCO Brands EMEA	(8.8)%	0.3%	(9.1)%	(12.2)	0.4	(12.6)	125.3
ACCO Brands International	(1.6)%	0.7%	(2.3)%	(1.2)	0.5	(1.7)	74.8
Total	(5.3)%	(0.2)%	(5.1)%	$(27.4)	$(0.8)	$(26.6)	$494.4

2023 YTD:
ACCO Brands North America	(8.9)%	(0.6)%	(8.3)%	$(45.8)	$(3.1)	$(42.7)	$472.4
ACCO Brands EMEA	(11.1)%	(2.9)%	(8.2)%	(32.5)	(8.6)	(23.9)	270.1
ACCO Brands International	7.8%	0.2%	7.6%	11.9	0.3	11.6	165.1
Total	(6.9)%	(1.2)%	(5.7)%	$(66.4)	$(11.4)	$(55.0)	$907.6

(A) Comparable net sales represents net sales excluding material acquisitions and with current-period foreign operation sales translated at the prior-year currency rates.